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                                                                     Exhibit 5.1


[SMITH, STRATTON, WISE, HEHER & BRENNAN LETTERHEAD]



                                       July 13, 2000



deCODE genetics, Inc.
Lynghalsi 1
Reykjavik, Iceland

Ladies and Gentlemen:

         We have acted as counsel to deCODE genetics, Inc., a Delaware corporation, (the "Company") in connection with the filing by the Company of a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to the offer and sale of shares of the Company's Common Stock, $.001 par value, (the "Common Stock"). The Registration Statement relates to the offering of 8,000,000 shares of Common Stock to be purchased from the Company by the underwriters named in the Registration Statement, and up to 1,200,000 shares of Common Stock which may be purchased from the Company by such underwriters if they exercise the option granted to them by the Company to purchase such shares to cover over-allotments (collectively with the 8,000,000 shares to be purchased by the underwriters, the "Shares").

         In connection with the Registration Statement, we have examined such corporate records, other documents, and questions of law as we have considered necessary or appropriate for the purposes of this opinion. Subject to the foregoing and on the basis of such examinations, we are of the opinion that the Shares, when issued, sold and delivered in the manner contemplated by, and in accordance with, the Registration Statement and the underwriting agreement (the "Underwriting Agreement") filed as an exhibit to the Registration Statement and upon receipt by the Company of payment therefor as provided in the Underwriting Agreement, will be legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus contained therein and
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[SMITH, STRATTON, WISE, HEHER & BRENNAN LETTERHEAD]

deCODE genetics, Inc.
July 13, 2000
Page 2



elsewhere in the Registration Statement and Prospectus. By filing this consent we do not admit that we come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission.

                                               Very truly yours,


                                               /s/ Smith, Stratton, Wise,
                                                   Heher & Brennan


                                               Smith, Stratton, Wise,
                                                  Heher & Brennan